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                                                                    EXHIBIT 24.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-28939) pertaining to the BancTec, Inc. Incentive Stock Option Plan; Registration Statement (Form S-8 No. 33-29163) pertaining to the BancTec, Inc. 1982 Non-Qualified Stock Option Plan and Input Business Machines, Inc. 1982 Incentive Stock Option Plan; Registration Statement (Form S-3 No. 33-28942) of BancTec, Inc. and subsidiaries; Registration Statement (Form S-8 No. 33-32824) pertaining to the BancTec, Inc. 1990 Employee Stock Purchase Plan; Registration Statement (Form S-3 No. 33-35988) of BancTec, Inc. and subsidiaries; Registration Statement (Form S-8 No. 33-37377) pertaining to the BancTec, Inc. 1989 Stock Plan; Registration Statement (Form S-8 No. 33-71114) pertaining to the BancTec, Inc. 1989 Stock Plan; Registration Statement (Form S-3 No. 33-49918) of BancTec, Inc. and subsidiaries and in the related Prospectus of our report dated May 28, 1992, with respect to the consolidated financial statements and schedules of BancTec, Inc. and subsidiaries for the year ended March 29, 1992 included in the Annual Report (Form 10-K) for the year ended March 27, 1994.



                                                                   Ernst & Young




Dallas, Texas
June 20, 1994